EXHIBIT 99.1

Broadridge Reports Third Quarter Fiscal 2022 Results
Increasing Fiscal Year 2022 Adjusted EPS Growth Guidance to 13-15% from 11-15%

Recurring Revenues grew 16%

Diluted EPS was $1.49 and Adjusted EPS grew 10% to $1.93

Year-to-Date Closed sales grew 42%
NEW YORK, N.Y., May 3, 2022 - Broadridge Financial Solutions, Inc. (NYSE:BR) today reported financial results for the third quarter ended March 31, 2022 of its fiscal year 2022. Results compared with the same period last year were as follows:

Summary Financial Results	Third Quarter			Nine Months
Dollars in millions, except per share data	2022	2021	Change	2022	2021	Change

Recurring fee revenues	$1,012	$873	16%	$2,560	$2,195	17%
Total revenues	$1,534	$1,390	10%	$3,986	$3,462	15%

Operating income	$246	$239	3%	$418	$397	5%
Margin	16.0%	17.2%		10.5%	11.5%

Adjusted Operating income - Non-GAAP	$313	$284	10%	$631	$553	14%
Margin	20.4%	20.4%		15.8%	16.0%

Diluted EPS	$1.49	$1.40	6%	$2.46	$2.44	1%
Adjusted EPS - Non-GAAP	$1.93	$1.76	10%	$3.81	$3.47	10%

Closed sales	$58	$43	33%	$170	$119	42%

“Broadridge delivered another strong quarter, with 16% recurring revenue and 10% Adjusted EPS growth,” said Tim Gokey, Broadridge’s CEO. “Our growth is being propelled by long-term trends and by the continued execution of our strategy.

“Broadridge is poised to deliver another year of strong growth. Based on our strong performance to date and visibility into our seasonally larger fourth quarter, we continue to expect fiscal year 2022 recurring revenue growth at the high end of our 12-15% range and are increasing our expectations for Adjusted EPS growth to 13-15%, up from 11-15% previously.

“Our strong fiscal year 2022 results are building on the double-digit top- and bottom-line growth we delivered in fiscal year 2021, and Broadridge is well-positioned to deliver at the higher end of our three-year growth objectives.”

Fiscal Year 2022 Financial Guidance

	FY’22 Guidance	Updates / Changes
Recurring fee revenues growth	High end of 12-15%	No change
Adjusted Operating income margin - Non-GAAP	~18.5%	No change
Adjusted earnings per share growth - Non-GAAP	13 - 15%	Increasing from 11-15%
Closed sales	$240 - 280M	No change
Financial Results for Third Quarter Fiscal Year 2022 compared to Third Quarter Fiscal Year 2021
•Total revenues increased 10% to $1,534 million from $1,390 million in the prior year period.
◦Recurring fee revenues increased $139 million, or 16%, from $873 million. The increase was driven by 3pts of Net New Business and 3pts of Internal Growth. Growth in Net New Business contributed to growth in both ICS and GTO recurring fee revenues, while the contribution from Internal Growth was driven by higher Record Growth in our ICS business from equity positions of 17% and interim positions of 10%. Growth from acquisitions of 9pts was primarily driven by our Itiviti acquisition which closed in May 2021.
◦Event-driven fee revenues decreased $14 million, or 20%, to $59 million, primarily due to the decrease in volume of equity contest and other communications.
◦Distribution revenues increased $25 million, or 6%, to $472 million, primarily driven by higher revenues from customer communications, including the impact of a current year postage rate increase of approximately $25 million, offset by lower volumes of regulatory mailings.
•Operating income was $246 million, an increase of $7 million, or 3%. Operating income margin decreased to 16.0%, compared to 17.2% for the prior year period due to higher amortization expense from acquired intangible assets, an increase in low-margin distribution revenues, growth investments and other expenses, more than offsetting growth in recurring fee revenues.
◦Adjusted Operating income was $313 million, an increase of $30 million, or 10%. The increase was driven by higher recurring fee revenues, including from the acquisition of Itiviti, partially offset by growth investments and other expenses. Adjusted Operating income margin was unchanged at 20.4%. An increase in pass through distribution revenues negatively impacted margins by 100 basis points.
•Interest expense, net was $20 million, an increase of $8 million, primarily due to an increase in debt outstanding related to the May 2021 acquisition of Itiviti.
•The effective tax rate was 21.0% compared to 23.9% in the prior year period. The decrease in the effective tax rate was driven by higher total discrete tax items.
•Net earnings increased 7% to $177 million and Adjusted Net earnings increased 10% to $228 million.
◦Diluted earnings per share increased 6% to $1.49, compared to $1.40 in the prior year period, and Adjusted earnings per share increased 10% to $1.93, compared to $1.76 in the prior year period.
Segment and Other Results for Third Quarter Fiscal Year 2022 compared to Third Quarter Fiscal Year 2021
Investor Communication Solutions (“ICS”)
•ICS total revenues were $1,161 million, an increase of $64 million, or 6%.
◦Recurring fee revenues increased $53 million or 9%, to $630 million, The increase was attributable to 4pts of revenue from Net New Business and 6pts of revenue from Internal Growth. The Internal Growth contribution was driven by higher Record Growth volume in equity positions of 17% and interim positions of 10%.
◦Event-driven fee revenues decreased $14 million, or 20%, to $59 million, primarily due to the decrease in volume of equity contest and other communications.

◦Distribution revenues increased $25 million, or 6%, to $472 million primarily driven by higher revenues from customer communications, including the impact of a current year postage rate increase of approximately $25 million, offset by lower volumes of regulatory mailings.
•ICS earnings before income taxes were $221 million, an increase of $5 million, or 3%. The earnings increase was due to an increase in recurring fee revenues. Pre-tax margins decreased to 19.0% from 19.6%. Amortization expense from acquired intangibles decreased to $16 million in the third quarter of fiscal year 2022 from $21 million in the prior period.
Global Technology and Operations (“GTO”)
•GTO recurring fee revenues were $381 million, an increase of $85 million, or 29%, driven by 27pts of growth from recent acquisitions, primarily Itiviti, as well as 3pts of Net New Business from onboarding of new clients, partially offset by a 1 pt reduction in Internal Growth primarily resulting from a decline in Internal Trade Growth.
•GTO earnings before income taxes were $50 million, a decrease of $6 million, or 10%. The decrease was driven primarily by an increase of $86 million in operating costs from acquisitions, primarily as a result of the Itiviti acquisition, as compared to revenue from acquisitions of $81 million. Pre-tax margins decreased to 13.1% from 18.7%. Amortization expense from acquired intangibles increased to $47 million in the third quarter of fiscal year 2022 from $11 million in the prior year period primarily as a result of the Itiviti acquisition.
Other
•Other loss before income tax decreased to $45 million from $51 million in the prior year period, primarily due to $19 million in lower acquisition-related costs resulting from the fiscal year 2021 acquisition of Itiviti, partially offset by $8 million in higher interest expense due to an increase in average debt outstanding related to the fiscal 2021 acquisition of Itiviti.
Financial Results for the Nine Months Fiscal Year 2022 compared to the Nine Months Fiscal Year 2021
•Total revenues increased 15% to $3,986 million from $3,462 million in the prior year period.
◦Recurring fee revenues increased 17% to $2,560 million from $2,195 million, including 4 pts of growth from onboarding of Net New Business, and 3 pts from Internal Growth. Growth in Net New Business contributed to growth in both ICS and GTO recurring fee revenues, while the contribution from Internal Growth was driven by higher Record Growth in our ICS business from interim positions of 15% and equity positions of 21%. Growth from acquisitions was 9 pts, most notably from our Itiviti acquisition which closed in May 2021.
◦Event-driven fee revenues increased $37 million, or 22%, to $200 million, primarily due to increased mutual fund proxy activity.
◦Distribution revenues increased $119 million, or 11%, to $1,241 million, primarily driven by an increase in volume of recurring fee revenue mailings, primarily customer communications mailings, of $69 million, and a current year postage rate increase which contributed an incremental approximately $50 million to distribution revenues.
•Operating income was $418 million, an increase of $21 million, or 5%. Operating income margin decreased to 10.5%, compared to 11.5% for the prior year period due to higher amortization expense from acquired intangible assets, an increase in low-margin distribution revenues, growth investments and other expenses, more than offsetting growth in recurring and event-driven fee revenues and the absence of the real estate realignment charge that occurred in the prior year period.
◦Adjusted Operating income was $631 million, an increase of $78 million, or 14%. The increase was driven by higher recurring revenues, including from the acquisition of Itiviti, and event-driven fee revenues, partially offset by growth investments and other expenses. Adjusted Operating income margin was 15.8% compared to 16.0% for the prior year period. An increase in pass through distribution revenues negatively impacted margins by 70 basis points.

•Interest expense, net was $64 million, an increase of $27 million, primarily due to an increase in debt outstanding related to the May 2021 acquisition of Itiviti.
•The effective tax rate was 17.7% compared to 20.2% in the prior year period. The decrease in the effective tax rate was driven by higher total discrete tax items.
•Net earnings increased 1% to $291 million and Adjusted Net earnings increased 11% to $452 million.
◦Diluted earnings per share increased 1% to $2.46, compared to $2.44 in the prior year period, and Adjusted earnings per share increased 10% to $3.81, compared to $3.47 in the prior year period.

Segment and Other Results for the Nine Months Fiscal Year 2022 compared to the Nine Months Fiscal Year 2021
ICS
•ICS total revenues were $2,908 million, an increase of $290 million, or 11%.
◦Recurring fee revenues increased $134 million, or 10%, to $1,468 million. The increase was attributable to 5pts of revenue from Net New Business and 5pts of revenue from Internal Growth. The contribution from Internal Growth was driven by higher Record Growth in interim positions of 15% and equity positions of 21%.
◦Event-driven fee revenues increased $37 million, or 22%, to $200 million, primarily due to increased volume of mutual fund proxy activity.
◦Distribution revenues increased $119 million, or 11%, to $1,241 million primarily driven by an increase in volume of recurring fee revenue mailings, primarily customer communications mailings, of $69 million, and the current year postage rate increase which contributed an incremental approximately $50 million to distribution revenues.
•ICS earnings before income taxes were $362 million, an increase of $53 million, or 17%. The earnings increase was driven by higher recurring and event-driven fee revenues. Amortization expense from acquired intangibles decreased to $53 million in the first nine months of fiscal year 2022 from $66 million in the prior period. Pre-tax margins increased to 12.4% from 11.8%.
GTO
•GTO recurring fee revenues were $1,093 million, an increase of $231 million, or 27%, driven primarily by 23pts of growth from recent acquisitions, primarily Itiviti, as well as 3pts of Net New Business from onboarding of new clients.
•GTO earnings before income taxes were $103 million, a decrease of $71 million, or 41%. The earnings decrease was primarily driven by an increase of $250 million in operating costs from acquisitions primarily as a result of the Itiviti acquisition, as compared to revenue from acquisitions of $198 million, as well as increased investments to implement and support new business. Pre-tax margins decreased to 9.4% from 20.2%. Amortization expense from acquired intangibles increased to $143 million in the first nine months of fiscal year 2022 from $32 million in the prior year period primarily as a result of the fiscal 2021 Itiviti acquisition.
Other
•Other loss before income tax improved to $106 million from $114 million in the prior year period, primarily due to lower real estate realignment charges of $32 million related to the Company’s closure of certain real estate facilities in response to the Covid-19 pandemic, and $18 million in lower acquisition-related costs driven primarily by the fiscal 2021 acquisition of Itiviti, partially offset by higher interest expense of $27 million due to an increase in average debt outstanding related to the fiscal 2021 acquisition of Itiviti, and $10 million in lower net investment gains.

Earnings Conference Call
An analyst conference call will be held today, May 3, 2022 at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the live event and access the slide presentation, visit Broadridge’s Investor Relations website at www.broadridge-ir.com prior to the start of the webcast. To listen to the call, investors may also dial 1-877-328-2502 within the United States and international callers may dial 1-412-317-5419.
A replay of the webcast will be available and can be accessed in the same manner as the live webcast at the Broadridge Investor Relations site. Through May 10, 2022, the recording will also be available by dialing 1-877-344-7529 within the United States or 1-412-317-0088 for international callers, using passcode 3051064 for either dial-in number.
Explanation and Reconciliation of the Company’s Use of Non-GAAP Financial Measures
The Company’s results in this press release are presented in accordance with U.S. GAAP except where otherwise noted. In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”). These Non-GAAP measures are Adjusted Operating income, Adjusted Operating income margin, Adjusted Net earnings, Adjusted earnings per share, and Free cash flow. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results.
The Company believes our Non-GAAP financial measures help investors understand how management plans, measures and evaluates the Company’s business performance. Management believes that Non-GAAP measures provide consistency in its financial reporting and facilitates investors’ understanding of the Company’s operating results and trends by providing an additional basis for comparison. Management uses these Non-GAAP financial measures to, among other things, evaluate our ongoing operations, and for internal planning and forecasting purposes. In addition, and as a consequence of the importance of these Non-GAAP financial measures in managing our business, the Company’s Compensation Committee of the Board of Directors incorporates Non-GAAP financial measures in the evaluation process for determining management compensation.
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Earnings and Adjusted Earnings Per Share
These Non-GAAP measures reflect Operating income, Operating income margin, Net earnings, and Diluted earnings per share, each as adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items the exclusion of which management believes provides insight regarding our ongoing operating performance. Depending on the period presented, these adjusted measures exclude the impact of certain of the following items: (i) Amortization of Acquired Intangibles and Purchased Intellectual Property, (ii) Acquisition and Integration Costs, (iii) Real Estate Realignment and Covid-19 Related Expenses, (iv) Investment Gains, (v) Software Charge, and (vi) Loss on Acquisition-Related Financial Instrument. Amortization of Acquired Intangibles and Purchased Intellectual Property represents non-cash amortization expenses associated with the Company’s acquisition activities. Acquisition and Integration Costs represent certain transaction and integration costs associated with the Company’s acquisition activities. Real Estate Realignment and Covid-19 Related Expenses are comprised of two major components: Real Estate Realignment Expenses, and Covid-19 Related Expenses. Real Estate Realignment Expenses are expenses associated with the exit of certain of the Company’s leased facilities in response to the Covid-19 pandemic, which consist of the impairment of certain right of use assets, leasehold improvements and equipment, as well as other related facility exit expenses directly resulting from, and attributable to, the exit of these leased facilities. Covid-19 Related Expense are direct and incremental expenses incurred by the Company to protect the health and safety of Broadridge associates during the Covid-19 outbreak, including expenses associated with monitoring the temperatures for associates entering our facilities, enhancing the safety of our office environment in preparation for workers to return to Company facilities on a more regular basis, ensuring proper social distancing in our production facilities, personal protective equipment, enhanced cleaning measures in our facilities, and other safety related expenses. Investment Gains represent non-operating, non-cash gains on privately held investments. Software Charge represents a charge related to an internal use software product that is no longer expected to be used. Loss on Acquisition-Related Financial Instrument represents a non-operating loss on a financial instrument designed to minimize the Company's foreign exchange risk associated with the acquisition of Itiviti.

We exclude Acquisition and Integration Costs, Real Estate Realignment and Covid-19 Related Expenses, Investment Gains, the Software Charge and the Loss on Acquisition-Related Financial Instrument from our Adjusted Operating income (as applicable) and other adjusted earnings measures because excluding such information provides us with an understanding of the results from the primary operations of our business and enhances comparability across fiscal reporting periods, as these items are not reflective of our underlying operations or performance. We also exclude the impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, as these non-cash amounts are significantly impacted by the timing and size of individual acquisitions and do not factor into the Company's capital allocation decisions, management compensation metrics or multi-year objectives. Furthermore, management believes that this adjustment enables better comparison of our results as Amortization of Acquired Intangibles and Purchased Intellectual Property will not recur in future periods once such intangible assets have been fully amortized. Although we exclude Amortization of Acquired Intangibles and Purchased Intellectual Property from our adjusted earnings measures, our management believes that it is important for investors to understand that these intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.
Free Cash Flow
In addition to the Non-GAAP financial measures discussed above, we provide Free cash flow information because we consider Free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated that could be used for dividends, share repurchases, strategic acquisitions, other investments, as well as debt servicing. Free cash flow is a Non-GAAP financial measure and is defined by the Company as Net cash flows provided by operating activities plus Proceeds from asset sales, less Capital expenditures as well as Software purchases and capitalized internal use software.
Reconciliations of such Non-GAAP measures to the most directly comparable financial measures presented in accordance with GAAP can be found in the tables that are part of this press release.

Forward-Looking Statements

This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be,” “on track,” and other words of similar meaning, are forward-looking statements. In particular, information appearing in the “Fiscal Year 2022 Financial Guidance” section and statements about our three-year objectives are forward-looking statements.

These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors described and discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended June 30, 2021 (the “2021 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2021 Annual Report.
These risks include:
•the potential impact and effects of the Covid-19 pandemic (“Covid-19”) on the business of Broadridge, Broadridge’s results of operations and financial performance, any measures Broadridge has and may take in response to Covid-19 and any expectations Broadridge may have with respect thereto;
•the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients;
•Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms;
•a material security breach or cybersecurity attack affecting the information of Broadridge’s clients;
•changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge;

•declines in participation and activity in the securities markets;
•the failure of Broadridge’s key service providers to provide the anticipated levels of service;
•a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services;
•overall market, economic and geopolitical conditions and their impact on the securities markets;
•Broadridge’s failure to keep pace with changes in technology and demands of its clients;
•Broadridge’s ability to attract and retain key personnel;
•the impact of new acquisitions and divestitures; and
•competitive conditions.
Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

About Broadridge
Broadridge Financial Solutions (NYSE: BR), a global Fintech leader with $5 billion in revenues, provides the critical infrastructure that powers investing, corporate governance and communications to enable better financial lives. We deliver technology-driven solutions to banks, broker-dealers, asset and wealth managers and public companies. Broadridge's infrastructure serves as a global communications hub enabling corporate governance by linking thousands of public companies and mutual funds to tens of millions of individual and institutional investors around the world. In addition, Broadridge's technology and operations platforms underpin the daily trading of on average more than U.S. $9 trillion of equities, fixed income and other securities globally. A certified Great Place to Work®, Broadridge is a part of the S&P 500® Index, employing over 13,000 associates in 21 countries. For more information about Broadridge, please visit www.broadridge.com.

Contact Information
Investors:
W. Edings Thibault                Sean Silva
(516) 472-5129                    (332) 213-6371

Media:
Gregg Rosenberg
(212) 918-6966

Condensed Consolidated Statements of Earnings
(Unaudited)

In millions, except per share amounts	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Revenues	$1,533.7	$1,389.8	$3,986.2	$3,462.1
Operating expenses:
Cost of revenues	1,077.6	960.5	2,970.1	2,554.1
Selling, general and administrative expenses	210.1	190.0	597.9	510.8
Total operating expenses	1,287.7	1,150.6	3,568.0	3,064.8
Operating income	246.0	239.2	418.2	397.3
Interest expense, net	(20.0)	(11.8)	(64.0)	(37.3)
Other non-operating expense, net	(2.7)	(10.6)	(0.7)	(0.1)
Earnings before income taxes	223.3	216.9	353.4	359.8
Provision for income taxes	46.8	51.9	62.4	72.7
Net earnings	$176.6	$165.0	$291.0	$287.1

Basic earnings per share	$1.51	$1.42	$2.50	$2.48
Diluted earnings per share	$1.49	$1.40	$2.46	$2.44

Weighted-average shares outstanding:
Basic	116.8	115.8	116.5	115.6
Diluted	118.6	118.0	118.5	117.7

Amounts may not sum due to rounding.

Condensed Consolidated Balance Sheets
(Unaudited)

In millions, except per share amounts	March 31, 2022	June 30, 2021
Assets
Current assets:
Cash and cash equivalents	$277.2	$274.5
Accounts receivable, net of allowance for doubtful accounts of $5.2 and $9.3, respectively	988.0	820.3
Other current assets	229.9	166.4
Total current assets	1,495.1	1,261.3
Property, plant and equipment, net	164.7	177.2
Goodwill	3,578.4	3,720.1
Intangible assets, net	1,170.5	1,425.0
Deferred client conversion and start-up costs	1,122.3	773.7
Other non-current assets	818.4	762.5
Total assets	$8,349.5	$8,119.8
Liabilities and Stockholders’ Equity
Current liabilities:
Payables and accrued expenses	$965.8	$1,102.7
Contract liabilities	211.1	185.3
Total current liabilities	1,176.8	1,288.0
Long-term debt	4,167.0	3,887.6
Deferred taxes	428.3	400.7
Contract liabilities	219.9	197.2
Other non-current liabilities	536.4	537.2
Total liabilities	6,528.4	6,310.6
Commitments and contingencies
Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: Authorized, 650.0 shares; issued, 154.5 and 154.5 shares, respectively; outstanding, 116.9 and 116.1 shares, respectively	1.6	1.6
Additional paid-in capital	1,333.4	1,245.5
Retained earnings	2,650.9	2,583.8
Treasury stock, at cost: 37.6 and 38.3 shares, respectively	(2,015.3)	(2,030.9)
Accumulated other comprehensive income (loss)	(149.5)	9.2
Total stockholders’ equity	1,821.0	1,809.1
Total liabilities and stockholders’ equity	$8,349.5	$8,119.8

Amounts may not sum due to rounding.

Condensed Consolidated Statements of Cash Flows
(Unaudited)

In millions	Nine Months Ended March 31,
	2022	2021
Cash Flows From Operating Activities
Net earnings	$291.0	$287.1
Adjustments to reconcile net earnings to net cash flows (used in) provided by operating activities:
Depreciation and amortization	$62.4	47.6
Amortization of acquired intangibles and purchased intellectual property	192.0	96.8
Amortization of other assets	97.6	83.1
Write-down of long-lived assets and related charges	9.5	34.7
Stock-based compensation expense	54.8	46.4
Deferred income taxes	47.7	24.2
Other	(17.8)	(36.5)
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Current assets and liabilities:
Increase in Accounts receivable, net	(134.7)	(138.3)
Increase in Other current assets	(54.1)	(21.7)
Increase (Decrease) in Payables and accrued expenses	(152.7)	1.6
Increase in Contract liabilities	36.1	12.7
Non-current assets and liabilities:
Increase in Other non-current assets	(515.0)	(317.6)
Increase in Other non-current liabilities	69.3	69.3
Net cash flows (used in) provided by operating activities	(13.9)	189.5
Cash Flows From Investing Activities
Capital expenditures	(21.9)	(41.5)
Software purchases and capitalized internal use software	(32.5)	(29.7)
Proceeds from asset sales	—	18.0
Acquisitions, net of cash acquired	(13.3)	—
Other investing activities	(13.2)	(11.8)
Net cash flows used in investing activities	(81.0)	(65.0)
Cash Flows From Financing Activities
Debt proceeds	600.0	725.0
Debt repayments	(320.5)	(780.6)
Dividends paid	(215.9)	(195.1)
Purchases of Treasury stock	(2.1)	(1.0)
Proceeds from exercise of stock options	50.4	33.9
Other financing activities	(8.2)	(37.3)
Net cash flows provided by (used in) financing activities	103.6	(255.1)
Effect of exchange rate changes on Cash and cash equivalents	(6.0)	9.7
Net change in Cash and cash equivalents	2.7	(120.8)
Cash and cash equivalents, beginning of period	274.5	476.6
Cash and cash equivalents, end of period	$277.2	$355.8

Amounts may not sum due to rounding.

Segment Results
(Unaudited)

In millions	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Revenues
Investor Communication Solutions	$1,161.4	$1,097.1	$2,908.2	$2,618.6
Global Technology and Operations	381.5	296.1	1,092.6	861.8
Foreign currency exchange	(9.1)	(3.4)	(14.6)	(18.3)
Total	$1,533.7	$1,389.8	$3,986.2	$3,462.1

Earnings (Loss) before Income Taxes
Investor Communication Solutions	$220.7	$215.2	$361.9	$308.5
Global Technology and Operations	49.8	55.4	102.9	173.9
Other	(44.5)	(51.1)	(105.7)	(114.3)
Foreign currency exchange	(2.5)	(2.7)	(5.6)	(8.3)
Total	$223.3	$216.9	$353.4	$359.8

Pre-tax margins:
Investor Communication Solutions	19.0%	19.6%	12.4%	11.8%
Global Technology and Operations	13.1%	18.7%	9.4%	20.2%

Amortization of acquired intangibles and purchased intellectual property
Investor Communication Solutions	$16.2	$21.2	$53.3	$65.6
Global Technology and Operations	47.2	10.7	143.2	32.1
Other	—	0.4	—	1.1
Foreign currency exchange	(2.6)	(0.3)	(4.5)	(2.0)
Total	$60.8	$31.9	$192.0	$96.8

Amounts may not sum due to rounding.

Beginning with the first quarter of fiscal year 2022, the Company revised the foreign exchange rates used to present segment revenues, segment earnings (loss) before income taxes, and Closed sales, to further allocate the foreign exchange impact to the individual segment revenue and profit metrics. The presentation of segment revenues and earnings (loss) before income taxes for the prior periods provided has been changed to conform to the current period presentation. Total consolidated revenues and earnings before income taxes were not impacted. For additional information, please see the Company’s Form 8-K filed on September 27, 2021.

Supplemental Reporting Detail - Additional Product Line Reporting
(Unaudited)

In millions	Three Months Ended March 31,			Nine Months Ended March 31,
	2022	2021	% Change	2022	2021	Change
Investor Communication Solutions
Regulatory	$321.7	$285.3	13%	$653.5	$564.8	16%
Data-driven fund solutions	90.7	85.9	6%	262.9	251.0	5%
Issuer	46.3	44.1	5%	90.6	82.6	10%
Customer communications	171.5	161.6	6%	460.6	435.0	6%
Total ICS Recurring fee revenues	630.2	576.9	9%	1,467.5	1,333.4	10%

Equity and other	25.0	39.9	(37%)	77.2	78.6	(2%)
Mutual funds	33.7	33.2	2%	122.6	84.6	45%
Total ICS Event-driven fee revenues	58.7	73.1	(20%)	199.8	163.2	22%

Distribution revenues	472.4	447.0	6%	1,240.9	1,122.0	11%

Total ICS Revenues	$1,161.4	$1,097.1	6%	$2,908.2	$2,618.6	11%

Global Technology and Operations
Capital markets	$247.2	$158.6	56%	$680.7	$473.3	44%
Wealth and investment management	134.3	137.5	(2%)	412.0	388.5	6%
Total GTO Recurring fee revenues	381.5	296.1	29%	1,092.6	861.8	27%

Foreign currency exchange	(9.1)	(3.4)	168%	(14.6)	(18.3)	(20%)

Total Revenues	$1,533.7	$1,389.8	10%	$3,986.2	$3,462.1	15%

Revenues by Type
Recurring fee revenues	$1,011.7	$873.0	16%	$2,560.2	$2,195.2	17%
Event-driven fee revenues	58.7	73.1	(20%)	199.8	163.2	22%
Distribution revenues	472.4	447.0	6%	1,240.9	1,122.0	11%
Foreign currency exchange	(9.1)	(3.4)	168%	(14.6)	(18.3)	(20%)
Total Revenues	$1,533.7	$1,389.8	10%	$3,986.2	$3,462.1	15%

Amounts may not sum due to rounding.

Select Operating Metrics
(Unaudited)

	Three Months Ended March 31,			Nine Months Ended March 31,
In millions	2022	2021	% Change	2022	2021	% Change

Closed sales[1]	$57.5	$43.3	33%	$170.1	$119.4	42%

Record Growth[2]
Equity proxy	17%	20%		21%	20%
Mutual fund interims	10%	7%		15%	9%

Internal Trade Growth[3]	(6)%	12%		(1)%	16%

Amounts may not sum due to rounding.

[1]Refer to the “Results of Operations” section of Broadridge’s Form 10-Q for a description of Closed sales and its calculation.

[2]Stock record growth and interim record growth measure the estimated annual change in total positions eligible for equity proxy materials and mutual fund and exchange-traded fund interim communications, respectively, for equities and mutual fund position data reported to Broadridge in both the current and prior year periods.

[3]Represents the estimated change in daily average trade volumes for clients whose contracts are linked to trade volumes and who were on Broadridge’s trading platforms in both the current and prior year periods.

Reconciliation of Non-GAAP to GAAP Measures
(Unaudited)

In millions, except per share amounts	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Reconciliation of Adjusted Operating Income
Operating income (GAAP)	$246.0	$239.2	$418.2	$397.3
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	60.8	31.9	192.0	96.8
Acquisition and Integration Costs	3.1	9.2	13.8	11.6
Real Estate Realignment and Covid-19 Related Expenses (a)	3.3	3.3	6.8	41.1
Software Charge	—	—	—	6.0
Adjusted Operating income (Non-GAAP)	$313.3	$283.6	$630.8	$552.7
Operating income margin (GAAP)	16.0%	17.2%	10.5%	11.5%
Adjusted Operating income margin (Non-GAAP)	20.4%	20.4%	15.8%	16.0%

Reconciliation of Adjusted Net earnings
Net earnings (GAAP)	$176.6	$165.0	$291.0	$287.1
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	60.8	31.9	192.0	96.8
Acquisition and Integration Costs	3.1	9.2	13.8	11.6
Real Estate Realignment and Covid-19 Related Expenses (a)	3.3	3.3	6.8	41.1
Investment Gains	—	—	(7.5)	(8.7)
Software Charge	—	—	—	6.0
Loss on Acquisition Related Financial Instrument	—	9.6	—	9.6
Subtotal of adjustments	67.2	54.0	205.1	156.3
Tax impact of adjustments (c)	(15.4)	(10.9)	(44.1)	(35.0)
Adjusted Net earnings (Non-GAAP)	$228.4	$208.1	$452.0	$408.4

Reconciliation of Adjusted EPS
Diluted earnings per share (GAAP)	$1.49	$1.40	$2.46	$2.44
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	0.51	0.27	1.62	0.82
Acquisition and Integration Costs	0.03	0.08	0.12	0.10
Real Estate Realignment and Covid-19 Related Expenses (b)	0.03	0.03	0.06	0.35
Investment Gains	—	—	(0.06)	(0.07)
Software Charge	—	—	—	0.05
Loss on Acquisition Related Financial Instrument	—	0.08	—	0.08
Subtotal of adjustments	0.57	0.46	1.73	1.33
Tax impact of adjustments (c)	(0.13)	(0.09)	(0.37)	(0.30)
Adjusted earnings per share (Non-GAAP)	$1.93	$1.76	$3.81	$3.47

(a) Real Estate Realignment Expenses were $0.7 million and $1.2 million for the three months ended March 31, 2022 and 2021, respectively, and $0.5 million and $33.0 million for the nine months ended March 31, 2022 and 2021, respectively. Covid-19 Related Expenses were $2.6 million and $2.1 million for the three months ended March 31, 2022 and 2021, respectively, and $6.3 million and $8.1 million for the nine months ended March 31, 2022 and 2021, respectively.
(b) Real Estate Realignment Expenses impacted Adjusted earnings per share by $0.01 and $0.01 for the three months ended March 31, 2022 and 2021, respectively, and less than $0.01 and $0.28 for the nine months ended March 31, 2022 and 2021, respectively. Covid-19 Related Expenses impacted Adjusted earnings per share by $0.02 and $0.02 for the three months ended March 31, 2022 and 2021, respectively, and $0.05 and $0.07 for the nine months ended March 31, 2022 and 2021, respectively.

(c) Calculated using the GAAP effective tax rate, adjusted to exclude $2.2 million and $13.6 million of excess tax benefits associated with stock-based compensation for the three and nine months ended March 31, 2022, respectively, and $1.7 million and $14.6 million of excess tax benefits associated with stock-based compensation for the three and nine months ended March 31, 2021, respectively. The tax impact of adjustments also excludes approximately $8.5 million of Acquisition and Integration Costs for the three and nine months ended March 31, 2021, which are not tax-deductible. For purposes of calculating the Adjusted earnings per share, the same adjustments were made on a per share basis.

	Nine Months Ended March 31,
	2022	2021
Reconciliation of Free Cash Flow
Net cash flows provided by (used in) operating activities (GAAP)	$(13.9)	$189.5
Capital expenditures and Software purchases and capitalized internal use software	(54.4)	(71.2)
Proceeds from asset sales	—	18.0
Free cash flow (Non-GAAP)	$(68.4)	$136.3

Amounts may not sum due to rounding.

2022 Guidance
Reconciliation of Non-GAAP to GAAP Measures
Adjusted Earnings Per Share Growth and Adjusted Operating Income Margin
(Unaudited)

FY22 Adjusted Earnings Per Share Growth Rate (a)
Diluted earnings per share - GAAP	(2) - 2% growth
Adjusted earnings per share - Non-GAAP	13 - 15% growth

FY22 Adjusted Operating Income Margin (b)
Operating income margin % - GAAP	~13.5%
Adjusted Operating income margin % - Non-GAAP	~18.5%

(a) Adjusted earnings per share growth (Non-GAAP) is adjusted to exclude the projected impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, Real Estate Realignment and Covid-19 Related Expenses, and Investment Gains, and is calculated using diluted shares outstanding. Fiscal year 2022 Non-GAAP Adjusted earnings per share guidance estimates exclude, net of taxes, approximately $1.80 per share.

(b) Adjusted Operating income margin (Non-GAAP) is adjusted to exclude the projected impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, and Real Estate Realignment and Covid-19 Related Expenses. Fiscal year 2022 Non-GAAP Adjusted Operating income margin guidance estimates excludes approximately $280 million.